SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                  June 20, 2002
                ________________________________________________
                Date of Report (Date of earliest event reported)


                         21st Century Technologies, Inc.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


    Nevada                       000-29209                       48-1110566
________________________________________________________________________________
(State or other          (Commission File Number)             (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)


                      5050 East Belknap, Haltom City, Texas
                    ________________________________________
                    (Address of principal executive offices)


                                      76117
                                   __________
                                   (Zip Code)


                                 (817) 838-8011
               __________________________________________________
               Registrant's telephone number, including area code

ITEM 5. OTHER EVENTS.

21st Century Technologies, Inc. failed to compensate Ken Wilson, former President and CEO, for salary in the amount of $120,000.00 plus expenses during the period May, 2001 to May, 2002, inclusive. At that time, the Company held the rights to 2826 Elm Street, Inc., a night club located in Dallas, Texas. A third party held a payable note for $100,000.00 at 9% interest from 21st Century Technologies, Inc. In June, 2002, the night club was transferred to Ken Wilson for the note described in this paragraph and salary/expenses owed to Mr. Wilson by 21st Century. Previous indebtedness owed by the Company for salary and expenses owed to Mr. Wilson of approximately $360,000.00 was offset by cash payments to he and Mrs. Wilson. These payments occurred prior to May, 2001. Since the Company paid $360,000.00 as above set forth, the grant to Mr. Wilson of 18,000,000 shares at $0.02 per share with total valuation of $360,000.00 was therefore recinded.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly cased this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          21st CENTURY TECHNOLOGIES, INC.
                                                   (Registrant)



                                               /s/ LARRY BACH
                                               _______________________________
                                           By: Larry Bach, Corporate Secretary


Date: June 17, 2003